Exhibit 99.2

   962102  1785133  7109124                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                          May 12, 2016  Cnova contemplates reorganization of its Brazilian activities within Via Varejo

 2  962102  24513138  30157175  1785133  7109124  1688414  12213524  16918654  Disclaimer  FORWARD-LOOKING STATEMENTSThis presentation contains forward-looking statements. Such forward-looking statements may generally be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek" and similar terms or phrases. Examples of forward-looking statements include, but are not limited to, statements made herein regarding the possibility, timing and other terms and conditions of the proposed transaction described herein and the related offer by Casino for the outstanding shares of Cnova. The forward-looking statements contained in this presentation are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of Cnova’s control. Important factors that could cause Cnova’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability to reach definitive agreement with respect to the transactions discussed herein; the ability to complete the transactions discussed herein and the timing of such transactions; changes in global, national, regional or local economic, business, competitive, market or regulatory conditions; Cnova’s on-going internal review in Brazil; and other factors discussed under the heading "Risk Factors" in the U.S. Annual Report on the Form 20-F for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission on March 31, 2015 and other documents filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this presentation speak only as of the date hereof. Factors or events that could cause Cnova’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for Cnova to predict all of them. Except as required by law, Cnova undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERSThis presentation is neither an offer to purchase nor a solicitation of an offer to sell securities. Investors are advised to read Casino, Guichard-Perrachon’s tender offer statement if and when it becomes available because it will contain important information. The potential tender offer for Cnova’s outstanding ordinary shares, par value €0.05 per share, described in this presentation has not commenced and may never commence and, if it is commenced, may be commenced at a price lower than the price included in this presentation. If and when the offer is commenced, Casino will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”), and Cnova will timely file a solicitation/recommendation statement on Schedule 14D-9, with respect to the offer, and Casino will file a draft tender offer memorandum (projet de note d’information) with the French Autorité des marchés financiers (“AMF”) and Cnova will timely file a draft memorandum in response (projet de note d’information en réponse) including the recommendation of its board of directors, with respect to the offer. Casino and the Cnova intend to mail these documents to the shareholders of Cnova. Any tender offer document and any document containing a recommendation with respect to the offer statement (including any offer to purchase, any related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to any tender offer. Those materials, as amended from time to time, will be made available to Cnova’s shareholders at no expense to them at www.cnova.com. In addition, Any tender offer materials and other documents that Casino and/or Cnova may file with the SEC and the AMF will be made available to all investors and shareholders of Cnova free of charge at www.groupe-casino.fr and www.cnova.com. All of those materials (and all other offer documents filed with the SEC and the AMF) will be available at no charge on the SEC’s website: www.sec.gov and on the AMF’s website: www.amf-france.org. Documents may also be obtained from Cnova upon written request to the Investor Relations Department, WTC Schiphol Airport, Tower D, 7th Floor, Schiphol Boulevard 273, 1118 BH Schiphol, The Netherlands, telephone number +31 20 795 06 71.

     962102  24513138  30157175  1785133  7109124  1688414  12213524  16918654  Contemplated reorganization of Cnova Brazil within Via Varejo  3  Reorganization of Cnova Brazil within Via Varejo  Cnova N.V. would distribute its shares in Cnova Brazil to Via Varejo via a restitution of equityVia Varejo would deliver its 21.9% interest in Cnova N.V. to Cnova N.V.Via Varejo would deliver between US$ 32 M and US$ 49 M to Cnova N.V. Via Varejo would reimburse Cnova N.V.’s shareholder loan to Cnova Brazil (US$ 127 M)  Cnova N.V. would cancel the shares it will receive from Via Varejo  A  B  Cnova N.V. and Via Varejo S.A. have entered into a Memorandum of Understanding (“MoU”)1 that provides for the following:  Notes: 1) The MoU represents a non-binding agreement between Cnova and Via Varejo. Cnova and Via Varejo will negotiate final agreements to implement the proposed transaction. The MoU and the principle of the proposed transaction were approved by the Transaction Committee of Cnova on May 11, 2016. The proposed transaction is subject to definitive, binding agreements among the parties. Entry into such agreements is conditional, among others, upon the completion of due diligence by the applicable parties as well as the availability of Cnova’s and Cnova Brazil’s final audited accounts for fiscal year 2015 (following the completion of the previously disclosed, ongoing internal review in Brazil).  Step 1:

     962102  24513138  30157175  1785133  7109124  1688414  12213524  16918654  Tender Offer by Casino on Cnova shares  4  C  Notes: 1) US$ 3.03 in April 27, 2016; 2) Entry into such agreements is conditional, among others, upon the completion of due diligence by the applicable parties as well as the availability of Cnova’s and Cnova Brazil’s final audited accounts for fiscal year 2015 (following the completion of the previously disclosed, ongoing internal review in Brazil). The approval by Cnova´s Transaction Committee´s to pursue the proposed transaction with Via Varejo and to enter into the final agreements will in any event be subject to Casino´s prior confirmation that the tender offer will be filed on an irrevocable basis not subject to any condition precedent other than the completion of the proposed transaction.  The tender offer price would represent a 82% premium vs. last closing price before April 28, 2016 announcement1The offer would be subject to:Cnova and Via Varejo reaching a binding agreement on the proposed combination and completing the proposed transaction2,the fulfilment, by the time the binding agreements are entered into, of certain conditions precedent (and notably the absence of material adverse event with respect to Cnova), andthe commitment, by the time the binding agreements are entered into, of Companhia Brasileira de Distribuição (or “GPA”, a Cnova minority shareholder and part of Casino Group) not to participate in the offer and not to sell its shares.  Step 2:  Casino has announced that it would launch, if the steps A and B above are completed and subject to certain conditions, a voluntary cash tender offer on remaining outstanding shares of Cnova N.V. held by free float (8.1% of share capital) at an offer price of US$5.50

   962102  24513138  30157175  1785133  7109124  1688414  12213524  16918654  Transaction rationale  5  With this transaction, Cnova N.V. expects to:  Refocus on FranceMarket with solid growth potential (12% CAGR 2015-2020E)1Cdiscount a proven market leaderSuccessful business model  Streamline its organization  Simplify governance  Notes: 1) Euromonitor April 2016 – « Internet Retailing - Retail Value RSP excl Sales Tax »

   962102  24513138  30157175  1785133  7109124  1688414  12213524  16918654  Cnova N.V. shareholder structure post-transaction  6  CURRENT STRUCTURE  Free float (1)  99.8%  100.0%  43.3%  26.6%  21.9%  8.1%          FINAL STRUCTURE  X% Economic interest    Listed company    Private company    Notes: 1) Including 1.4% stake hold by founders (1.9% post shares cancellation)  Step 1: Cnova Brazil would be reorganized within Via VarejoCnova N.V. would cancel its own shares received from Via VarejoStep 2:Casino would launch a cash tender offer for Cnova N.V. shares held by public shareholders  Two-step transaction  A  B  C    Cnova Brazil    Cdiscount  Free float (1)      34.0%    Cdiscount    Cnova Brazil  55.4% - 65.8%  (0% to 100% tender to offer)  10.3% - 0%  (0% to 100% tender to offer)

   962102  24513138  30157175  1785133  7109124  1688414  12213524  16918654  Current expectations for transaction timeline  7  MoU signed between Cnova N.V. transaction committee and Via Varejo’s officers with the support of CB Group (owned by the Klein family)Transaction evaluation and approval by respective Board of Directors of Cnova N.V. and Via Varejo  2016  Notes: 1) Entry into a binding agreements is conditional, among others, upon the completion of due diligence by the applicable parties as well as the availability of Cnova’s and Cnova Brazil’s final audited accounts for fiscal year 2015 (following the completion of the previously disclosed, ongoing internal review in Brazil)  Cnova N.V.’s Extraordinary General Meeting deliberation and approval of transactionWith approval on Cnova N.V. and Via Varejo’s respective Extraordinary General Meetings, transaction closingLaunch of tender offer by Casino on Cnova shares  Fulfillment of conditions to entering into final agreements1Finalization of transaction terms between Cnova N.V. and Via VarejoSpecial Transaction Committee of Cnova N.V. and Special Independent Committee of Via Varejo evaluate and approve the transaction documentationExecution of transaction documentationCall for Cnova N.V. and Via Varejo’s Extraordinary General Meetings to approve the transaction   May, 11  2Q16 / Early 3Q16  3Q16 / 4Q16

   962102  1785133  7109124                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                          Thank you for your attention!